UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 13, 2010 (September 10, 2010)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 10, 2010, Inergy, L.P. (the “Company”) obtained the required lender (as defined in the Credit Agreement) approval to amend (the “Amendment”) its Credit Agreement dated November 24, 2009 (the “Credit Agreement”) with the lenders that are parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Wells Fargo Bank, N.A., as co-syndication agents, and Bank of Oklahoma, N.A., as documentation agent. The Amendment, with an effective date of September 3, 2010, modifies certain terms and covenants to allow for the Bridge Facility (as defined below) and permanent financing plan associated with the Tres Palacios Acquisition (as defined below). The foregoing is a summary of the Amendment, and does not purport to be a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment annexed to this Form 8-K as Exhibit 10.1.

A copy of the Credit Agreement was filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company for the period ended March 31, 2010.

On September 3, 2010, the Company’s wholly owned subsidiary, Inergy Midstream, LLC, entered a Purchase and Sale Agreement with TP Gas Holdings LLC (“Purchase and Sale Agreement”) whereby Inergy Midstream, LLC will acquire all of the equity interests in Tres Palacios Gas Storage LLC (“Tres Palacios”) for $725 million in cash plus reimbursement of certain capital expenditures, subject to customary net working capital adjustments (the “Tres Palacios Acquisition”). The description of the Purchase and Sale Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase and Sale Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 7, 2010.

In connection with the Tres Palacios Acquisition, on September 3, 2010, the Company obtained a commitment letter (the “Bridge Commitment”) with WF Investment Holding, LLC, Wells Fargo Securities, LLC, Barclays Capital Inc., JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC for a senior unsecured bridge facility of up to $700 million (the “Bridge Facility”), which will expire upon the earlier of November 26, 2010 or the consummation or termination of the Purchase and Sale Agreement.

Item 8.01	Other Events

On September 13, 2010, the Company and Inergy Finance Corp. issued a press release announcing that they intend to sell in a private placement to eligible purchasers $600 million in aggregate principal amount senior unsecured notes due 2018. A copy of the press release is included herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1, dated as of September 3, 2010, to Credit Agreement, dated as November 24, 2009, between Inergy, L.P. and JPMorgan Chase Bank, N.A.

99.1	Press Release dated September 13, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC,
its Managing General Partner

Date: September 13, 2010	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Amendment No. 1, dated as of September 3, 2010, to Credit Agreement, dated as November 24, 2009, between Inergy, L.P. and JPMorgan Chase Bank, N.A.

99.1	Press Release dated September 13, 2010